UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2012

MATTMAR MINERALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-53191	20-4718599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Summit Avenue, Suite 22 Summit, New Jersey	07901
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (973) 635-4047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective June 25, 2012, Mattmar Minerals, Inc.. (the “Company”) dismissed De Joya Griffith & Company, LLC., (“DeJoya”) from serving as the Company’s independent accountants. As of June 25, 2012 the Company engaged Sherb & Co., LLP (“Sherb”) as its new independent accountants. The Company’s Board of Directors unanimously recommended that the Company change audit firms, directed the process of review of candidate firms to replace DeJoya and made the final decision to engage Sherb.

The reports of DeJoya on the financial statements of the Company for the years ended May 31, 2010 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the years ended May 31, 2010 and 2011 and reviews of the Company’s financial statements through June 25, 2012, there were no disagreements with DeJoya on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DeJoya, would have caused them to make reference thereto in their report on the financial statements for such years.

The Company has furnished to DeJoya the statements made in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is DeJoya’s letter to the Commission, dated June 25, 2012 regarding these statements.

During the two most recent fiscal years and through June 25, 2012, the Company has not consulted with Sherb on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in each case where a written report was provided or oral advice was provided that Sherb concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
16.1	Letter, dated June 25, 2012 from De Joya Griffith & Company, LLC to the Securities and Exchange Commission, regarding change in certifying accountant of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Mattmar Minerals, Inc.

Dated: June 25, 2012	By:	/s/ Arnold Kling
Arnold P. Kling,
President